Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the Registration Statement filed by Andersen Group Inc. on Form S-1 and each related Prospectus and each further amendment or supplement thereto.

Dated: September 19, 2025

/s/ Joseph Karczewski
Name: Joseph Karczewski